Exhibit 10.19

EXECUTION COPY

Schedule

to the

1992 ISDA Master Agreement

dated as of May 23, 2005

between

Credit Suisse First Boston International, an unlimited company incorporated under the laws of England and Wales	and	American Skiing Company, a corporation incorporated under the laws of Delaware
(“Party A”)		(“Party B”)

Part 1

Termination Provisions

In this Agreement:

(a)           Specified Entity.  “Specified Entity” means, in relation to Party A, for the purpose of:

Section 5(a)(v):	Affiliates
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable

in relation to Party B, for the purpose of:

Section 5(a)(v):	Each Subsidiary Borrower as defined in the Credit Agreement (hereafter defined)
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable

(b)           Specified Transaction.  Specified Transaction will have the meaning specified in Section 14.

(c)           Cross Default.  The “Cross Default” provision (Section 5(a)(vi)) will apply to Party A and Party B amended as follows:

Specified Indebtedness

Instead of the definition in Section 14 of this Agreement, “Specified Indebtedness” shall mean any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) (a) in respect of borrowed money, and/or (b) in respect of any Specified Transaction (except that, for this purpose only, the words “and any other entity” shall be substituted for the words “and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)” where they appear in the definition of Specified Transaction).

Threshold Amount

“Threshold Amount” means for Party A, $25,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit) and for Party B, $2,000,000 individually and $5,000,000 in the aggregate (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

(d)           Credit Event Upon Merger.  The “Credit Event Upon Merger” provision (Section 5(b)(iv)) will apply to Party A and Party B.

(e)           Automatic Early Termination.  The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and Party B.

(f)            Payments on Early Termination.  For the purpose of Section 6(e), the Second Method and Market Quotation will apply.

(g)           Termination Currency.  “Termination Currency” means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party the currency agreed by Party A and Party B.  However, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions.  If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be United States Dollars.

(h)           Additional Termination Event.  The following Additional Termination Event will apply:

the Additional Termination Event as set forth in Part 5(k) of this Agreement; for the purpose of the foregoing, Party B shall be deemed to be the Affected Party.

Part 2

Tax Representations

(a)           Payer Tax Representations.  For the purpose of Section 3(e), Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement.  In making this representation, it may rely on:

(i)            the accuracy of any representation made by the other party pursuant to Section 3(f);

(ii)           the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

(iii)          the satisfaction of the agreement of the other party contained in Section 4(d);

provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)           Payee Tax Representations.  For the purpose of Section 3(f) of this Agreement ,

(i)    Party A makes the following representations

(1)   Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988;

(2)   Party A has been approved as a Withholding Foreign Partnership by the U.S. Internal Revenue Service;

(3)   Party A’s Withholding Foreign Partnership Employer Identification Number is 98-0330001; and

(4)   Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the U.S. Internal Revenue Code.

(ii)   Party B hereby makes the following representations:

It is a United States Person for U.S. federal income tax purposes and either (a) is a financial institution or (b) is not acting as an agent for a person that is not a United States Person for U.S. federal income tax purposes.

Part 3

Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a)           For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party A agrees to deliver a complete and accurate United States Internal Revenue Service Form W8-IMY  (or any applicable successor form), in a manner reasonably satisfactory to Party B, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Party B, and (III) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect (and each such form is hereby identified for purposes of Section 3(d) of this Agreement).

Party B agrees to deliver a complete and accurate United States Internal Revenue Service Form W-9 (or any applicable successor form), in a manner reasonably satisfactory to Party A, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Party A, and (III) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect (and each such form is hereby identified for purposes of Section 3(d) of this Agreement).

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by Which to be delivered	Covered by Section 3 (d) Representation

Party A and Party B	Evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officersor officials signing this Agreement or any Confirmation on its behalf	Upon execution this Agreement and, if requested, upon execution of any Confirmation	Yes

Party A and Party B	A copy of the audited or certified financial statements for the most recently ended financial year	Upon request, as soon as publicly available	Yes

Party B

Certified resolutions evidencing necessary corporate authority and approvals with respect to the execution, delivery and performance byParty B of this Agreement and any Confirmation delivered thereunder on behalf of Party B

		Upon Execution of the Agreement	Yes

Part 4

Miscellaneous

(a)   Addresses for Notices.  For the purpose of Section 12(a):

(i)    (1)   Address for notices or communications (other than by facsimile) to Party A under this Agreement :

Address:	One Cabot Square	Attention:	(1)	Head of Credit Risk Management;
	London E14 4QJ England		(2)	Global Head of OTC Operations - Operations Department;
			(3)	General Counsel Europe - Legal and Compliance Department

Swift:	Credit Suisse First Boston International CSFP GB2L

(For all purposes.)

(2)   For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):

Facsimile No.:	44 020 7888 2686
Attention:	General Counsel Europe - Legal and Compliance Department

Telephone number for oral confirmation of receipt of facsimile in legible form:  44 020 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii):  Senior Legal Secretary

With a copy to:

Facsimile No. 44 020 7888 3715

Head of Credit Risk Management

With a copy to:

Facsimile No. 44 020 7888 9503

Global Head of OTC Operations - Operations Department

(ii)   Address for notices or communications to Party B:

Address:	P.O. Box 4552	Attention: Helen E. Wallace, Chief Financial Officer
136 Heber Avenue, Suite 303
Park City Utah

Facsimile No.: 435-615-4780

(For all purposes.)

(b)           Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent Credit Suisse First Boston LLC, One Madison Avenue, New York, NY 10010 (Attention: General Counsel, Legal and Compliance Department)

Party B appoints as its Process Agent:  Not Applicable

(c)           Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)           Multibranch Party. For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)           Calculation Agent.  The Calculation Agent is Party A unless otherwise agreed in a Confirmation in relation to the relevant Transaction.

(f)            Credit Support Document.  Details of any Credit Support Document:

As to Party A       Not applicable.

As to Party B  (i) the First Lien Guarantee and Collateral Agreement, dated as of November 24, 2004, among American Skiing Company and certain of its Subsidiaries in favor of General Electric Capital Corporation, as Collateral Agent, as the same may be amended, restated or otherwise modified from time to time, (the “Collateral Agreement”); (ii) those certain Mortgages described in the First Lien Credit Agreement, dated as of November 24, 2004, among American Skiing Company, the respective Subsidiary Borrowers and Lenders named  therein, Credit Suisse First Boston, as Syndication Agent, and General Electric Capital Corporation, as Administrative and Collateral Agent, (the “Credit Agreement”) as such Mortgages and/or  Credit Agreement may be amended, restated or otherwise modified from time to time; and (iii) the Intercreditor Agreement, dated as of November 24, 2004, among American Skiing Company, those of its Subsidiaries party thereto and General Electric Capital Corporation as First Lien Collateral Agent and General Electric Capital Corporation as Second  Lien Collateral Agent  (collectively “the Security Agreements”) .

(g)           Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: Each Grantor (as defined in the Collateral Agreement) and each Borrower (as defined in the Credit Agreement) who provides a Mortgage in favour of the Collateral Agent as contemplated under the definition of “Mortgages” as set forth in Section 1 of the Credit Agreement.

(h)           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.  Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word, “non-”; (ii) adding in the third line before the comma, “and each party irrevocably agrees to designate any Proceedings brought in the courts of the State of New York as ‘commercial’ on the Request for Judicial Intervention seeking assignment to the Commercial Division of the Supreme Court”; and (iii) inserting “in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence” immediately after the word, “jurisdiction” the first time it appears in the second sentence and deleting the remainder.

(i)            Netting of Payments.  Section 2(c)(ii) of this Agreement will apply to any Transactions from the date of this Agreement.  Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavour to net across as many Transactions as practicable wherever the parties can administratively do so.

(j)            Affiliate.  Affiliate will have the meaning specified in Section 14.

Part 5

Other Provisions

(a)           Scope of Agreement.  Any Specified Transaction (whether now existing or hereafter entered into) between the parties, the confirmation of which fails by its terms expressly to exclude application of this Agreement, shall be governed by and be subject to this Agreement.  Any such confirmation shall be a “Confirmation”, and any such Specified Transaction shall be a “Transaction”, for all purposes of this Agreement.

(b)           Definitions.  Unless otherwise specified in a Confirmation, each Transaction between the parties shall be subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.  (the “2000 Definitions”), and will be governed in all relevant respects by the provisions of the 2000 Definitions, without regard to any amendments thereto subsequent to the date hereof.  The provisions set forth in the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement except that references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement.

(c)           Confirmations.  Each Confirmation shall be substantially in the form of one of the Exhibits to the 2000 Definitions or in any other form that is published by the International Swaps and Derivatives Association, Inc. or in such other form as the parties may agree.

(d)           Relationship Between Parties.  The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g):

“(g)         Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

“(i)          Non-Reliance.  It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

“(ii)         Assessment and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

“(iii)        Status of Parties.  The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

“(iv)        No Agency.  It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.”

(e)           Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”

(f)            Escrow Payments.  If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(g)           Set-off.  Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to set-off, counterclaim, or otherwise withhold payment) under applicable law:

the Non-defaulting Party or the party that is not the Affected Party (in either case, “X”) may, without prior notice to any person, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, “Y”) to X or to any Affiliate of X, against any sum or obligation (whether or not arising under this Agreement or any other agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y, and, for this purpose, may convert one currency into another.  If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.

Nothing in this Part 5(g) shall be effective or deemed to create any charge or other security interest.

(h)           Recording of Conversation.  Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby consents to such recordings being used as evidence in Proceedings.

(i)            Commodity Exchange Act.  Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i)            such party is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act, as amended (the “CEA”);

(ii)           neither this Agreement nor any Transaction has been executed or traded on a “trading facility” as such term is defined in the CEA; and

(iii)          such party is entering into each Transaction in connection with its business or a line of business and the terms of this Agreement and each Transaction have been individually tailored and negotiated.

(j)            Waiver of Right to Trial by Jury.  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT , ACTION OR PROCEEDING RELATING TOT HIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT..  Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable by, among other things, the mutual waivers and certifications in this Section.

(k)           Additional Representations and Obligations of Party B.  Party B represents and warrants to Party A and further covenants that, so long as Party A is an Affiliate of a Lender, its payment obligations hereunder (or with respect to any Transaction) are or shall be secured pari passu in all respects and at all times with all of Party B’s senior secured obligations.  It shall constitute an Additional Termination Event (with Party B as the sole Affected Party) if, Party A is an Affiliate  of  Lender  and at any time,  the “Collateral” (as defined in the Security Agreements) fails to secure Party B’s obligations to Party A hereunder (or under any and all particular Transactions) and the payment obligations hereunder (or under any and all particular Transactions) fail to rank at least pari passu in all respects and at all times with all of Party B’s other senior secured obligations.

Part 6

Physical Delivery of Bonds

Notwithstanding anything to the contrary in this Agreement, the following provisions will apply for the purposes of any Transaction that contemplates by its terms the physical delivery of bonds or other debt securities (“Bonds”):

(i)            Payment and Delivery

Section 2 of this Agreement is hereby amended as follows:

(a)           Section 2(b) is amended by the substitution of “ten Local Business Days” for “five Local Business Days”;

(b)           The following provision shall be included as Section 2(f):

“(f)          Coupons and Expenses on Delivery: All coupons on the Bonds to be delivered shall be payable to and all costs and expenses incurred in connection with the delivery of Bonds (including, without prejudice to Section 2(d), any Tax or Stamp Tax and any interest or penalties payable in connection therewith) shall be payable by the party who would customarily receive such coupon or bear such costs or expenses under a contract for the purchase of the Bonds, as appropriate, by the delivery through the clearance system specified in the relevant Confirmation.”

(ii)           Default Interest

If, prior to the occurrence or effective designation of an Early Termination Date in respect of any physically settled Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will indemnify the other party on demand, in accordance with the practice of the principal market for or the Bonds, for any costs, losses or expenses (including the costs of borrowing such Bonds, if applicable) from such default. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail shall be conclusive evidence that they have been incurred.

(iii)         Amendments to Section 14 of the Agreement

The definition of “Tax” in Section 14 of the Agreement is amended by the addition of “or delivery” after “of any payment”.

(iv)          Agreements

Section 4(e) is amended by adding the words “Subject to Section 2(f), where in respect of a Transaction, performance under this Agreement consists of a delivery of Bonds, and” before “subject to Section 11 ...” in line 1.

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date specified on the first page hereof.

Credit Suisse First Boston International		American Skiing Company

By:	/s/ Louis J. Impellizeri	By:	/s/ Foster A. Stewart, Jr.
Name: Louis J. Impellizeri		Name: /s/ Foster A. Stewart, Jr.
Title: Authorized Signatory		Title: Senior V.P.
Date:		Date: May 21, 2005

By:	/s/ Carole Villoresi
Name: Carole Villoresi
Title: Authorized Signatory
Date: 5/23/05